FUSION:	Jonscott Turco
CONTACT:	212-201-2401
jturco@fusiontel.com
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Fusion Reports Third Quarter 2007 Results

NEW YORK, November 14, 2007 -- Fusion Telecommunications International, Inc. (Amex: FSN) today announced financial results for the quarter ended September 30, 2007.

Recent Highlights:

■	Increased Consolidated Revenues 13.9% over third quarter of prior year;
■	Improved Adjusted EBITDA 43.4% over third quarter of 2006, an improvement for the fourth consecutive quarter;
■	Decreased Selling, General and Administrative 20.2% from prior year expenses, an improvement for fifth consecutive quarter.
■	Acquired license to offer communications services in the Dominican Republic;
■	Launched helloPhone, a voice and video communications service as the first step in our strategic alliance with DigitalFX.

Fusion reported Consolidated Revenues of $13.4 million for the quarter ended September 30, 2007. This represented an increase of 13.9% compared to revenues of $11.7 million for the quarter ended September 30, 2006. The increase over the prior year was attributed to an increase in the Company’s Voice to Carrier segment, which increased 18.0% for the third quarter of 2007 compared to the third quarter of 2006.

Consolidated gross margin decreased 8.4%, or $0.1 million for the third quarter of 2007, compared to the third quarter of 2006.

Selling, general and administrative costs decreased 20.2% or $0.7 million from the third quarter of 2006, showing improvement for the fifth consecutive quarter. The decrease was attributable to the Company’s increasing focus on cost containment. Advertising and Marketing also decreased 94.8% or $0.6 million from the third quarter of 2006.

Commenting on the results, Matthew Rosen, President and Chief Executive Officer of Fusion, said, “The third quarter was a period of progress for Fusion, as we increased consolidated revenues nearly 14% and posted over 43% improvement in EBITDA. Moving forward, we will focus all our efforts on continuing to improve bottom line results”.

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, and specific nonrecurring and non-cash adjustments) improved for the fourth consecutive quarter. The improvement was $1.3 million, or 43.4%, to ($1.7) million, compared to Adjusted EBITDA of ($3.0) million for the third quarter of 2006.

Fusion also reported an improvement in net loss of 39.6%, or $1.6 million, compared to the third quarter of the prior year. For the third quarter of 2007, Fusion’s net loss was ($2.4) million or ($0.09) per share compared to a net loss of ($3.9) million or ($0.15) per share during the quarter ended September 30, 2006.

As of September 30, 2007, the Company had current assets of $6.0 million compared to $10.6 million as of December 31, 2006, including cash and cash equivalents of $1.5 million compared to $2.7 million as of December 31, 2006. The decrease in cash is primarily a result of cash used in operations.

Total Liabilities and Stockholders' equity at September 30, 2007 was $22.5 million compared to $27.6 million as of December 31, 2006.

Use of Non-GAAP Financial Measures:

The Company believes that EBITDA (earnings before interest, taxes, depreciation and amortization) is useful to investors because it is commonly used in the communications industry to analyze companies on the basis of operating performance and leverage. The Company also believes that EBITDA provides investors with a measure of the Company's operational and financial progress that corresponds with the measurements used by management as a basis for allocating resources and making other operating decisions. Adjusted EBITDA provides an adjusted view of EBITDA that takes into account certain significant nonrecurring transactions, such as impairment losses associated with divested businesses and forgiveness of debt, which vary significantly between periods and are not recurring in nature. Although the Company uses Adjusted EBITDA as one of several financial measures to assess its operating performance, its use is limited as it excludes certain significant operating expenses. EBITDA and Adjusted EBITDA are not intended to represent cash flows for the period presented, nor have they been presented as an alternative to operating income or as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with Generally Accepted Accounting Principles (GAAP). Consistent with the SEC Regulation G, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, which can be viewed under the heading "Reconciliation of Net Income (Loss) to Adjusted EBITDA", immediately following the Consolidated Statements of Operations included in this press release.

Earnings Conference call

Management has scheduled a conference call for 1:00 pm Eastern Time on November 14, 2007 to review the Company's third quarter results. To listen to the conference call, please dial 888-202-2422 at least five minutes before the scheduled start time. Investors can also access the call in a "listen only" mode via the Internet at the Company’s website at www.fusiontel.com. Please allow extra time prior to the call to visit the website and download the necessary software to listen to the Internet broadcast.

For interested individuals unable to join the conference, a replay will be available until November 21, 2007, at (888) 203-1112 (domestic) or (719) 457-0820 (International), (Passcode: 6895148). The online replay of the conference call is available via webcast for one year following the call.

Statements in this Press Release that are not purely historical facts, including statements regarding Fusion's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Fusion's products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause Fusion's actual results to differ from management's current expectations are contained in Fusion's filings with the Securities and Exchange Commission and available through http://www.sec.gov.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended
	September 30,
	2007	2006
	(Un-Audited)	(Un-Audited)
Revenues	$13,356,679	$11,728,524
Operating expenses:
Cost of revenues	12,355,657	10,635,840
Depreciation and amortization	437,920	386,702
Loss on Impairment	-	147,419
Selling, general and administrative expenses	2,895,913	3,630,624
Advertising and Marketing	35,363	683,392
Total operating expenses	15,724,853	15,483,977
Operating loss	(2,368,174)	(3,755,453)
Other income (expense)
Interest income (expense), net	(10,393)	27,722
Gain (loss) on debt forgiveness	-	-
Gain (loss) on sale of other assets	-	-
Loss from investment in Estel	-	(48,128)
Other	7,579	25,305
Minority interests	-	58,498
Total other income (expense)	(2,814)	63,397
Loss from continuing operations	(2,370,988)	(3,692,056)
Income (loss) from discontinued operations	-	(233,993)
Net loss	$(2,370,988)	$(3,926,049)
Losses applicable to common stockholders
Loss from continuing operations	$(2,370,988)	$(3,692,056)
Preferred stock dividends	-	-
Net loss applicable to common stockholders from continuing operations
Income from discontinued operations	-	(233,993)
Net loss applicable to common stockholders	$(2,370,988)	$(3,926,049)
Basic and diluted net loss per common share:
Loss from continuing operations	$(0.09)	$(0.14)
Income (loss) from discontinued operations	-	(0.01)
Net loss applicable to common stockholders	$(0.09)	$(0.15)
Weighted average shares outstanding
Basic and diluted	26,967,117	26,894,779

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

	September 30, 2007	December 31, 2006
	(Un-Audited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$1,465,712	$2,743,155
Accounts receivable, net of allowance	3,854,465	6,743,753
Restricted cash	-	365,000
Prepaid expenses and other current assets	594,375	622,207
Assets held for sale	129,231	129,231
Total current assets	6,043,783	10,603,346
Property and equipment, net	5,993,946	6,422,016
Other assets
Security deposits	72,868	141,868
Restricted cash	416,566	416,566
Goodwill	4,971,221	4,971,221
Intangible assets, net	4,898,256	4,913,360
Other assets	98,895	104,923
Total other assets	10,457,806	10,547,938
TOTAL ASSETS	$22,495,535	$27,573,300
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Long-term debt, current portion	$150,000	$150,000
Capital and equipment financing lease obligations, current portion	982,853	1,066,746
Accounts payable and accrued expenses	9,783,932	11,461,112
Investment in Estel	-	554,286
Liabilities of discontinued operations	15,819	95,085
Total current liabilities	10,932,604	13,327,229
Long-term liabilities
Other long-term liabilities	718,889	800,113
Total long-term liabilities	718,889	800,113
Minority interests	-	-
Stockholders' equity (deficit)
Preferred stock, Class A-1, A-2, A-3 & A-4	80	39
Common stock	269,715	269,590
Common stock, Class A	-	-
Capital in excess of par value	118,893,091	114,514,725
Accumulated deficit	(108,318,844)	(101,338,396)
Total stockholders' equity (deficit)	10,844,042	13,445,958
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$22,495,535	$27,573,300

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

	Three Months Ended
	September 30,
	2007	2006
	(Un-Audited)	(Un-Audited)
Net loss	$(2,370,988)	$(3,926,049)
Income from discontinued operations	-	233,993
Loss from continuing operations	(2,370,988)	(3,692,056)
Adjustments:
Interest (income) expense, net	10,393	(27,722)
Depreciation and amortization	437,920	386,702
EBITDA	(1,922,675)	(3,333,076)
Adjustments:
(Gain) loss on debt forgiveness	-	-
(Gain) loss on sale of other assets	-	-
Loss on impairment	-	147,419
Other taxes	101,941	84,247
Non cash compensation	140,026	134,311
Adjusted EBITDA	$(1,680,708)	$(2,967,099)